As filed with the Securities and Exchange Commission on August 5. 2008

Registration No. 333-_______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Metropolitan Health Networks, Inc.
(Exact name of registrant as specified in its charter)

Florida	65-0635748
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

250 Australian Avenue, Suite 400
West Palm Beach, FL	33401
(Address of Principal Executive Offices)	(Zip Code)

Omnibus Equity Compensation Plan
(Full title of the plans)

Michael M. Earley
Chief Executive Officer
Metropolitan Health Networks, Inc.
250 Australian Avenue South, Suite 400
West Palm Beach, FL. 33401
(Name and address of agent for service)

(561) 805-8500
(Telephone number, including area code, of agent for service)

with a copy to:
David E. Wells, Esq.
Hunton & Williams LLP
1111 Brickell Avenue, Suite 2500
Miami, FL 33131
(305) 810-2500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.001 par value per share	3,000,000	(2)	$2.125	(3)	$6,375,000	(3)	$250.54

(1)	This Registration Statement registers an additional 3,000,000 shares of the registrant’s common stock for issuance under the registrant’s Omnibus Equity Compensation Plan.

(2)
Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover an indeterminate number of additional shares of common stock which become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(3)
Estimated solely for the purpose of calculating the registration fee. In accordance with Rule 457(c) and Rule 457(h) promulgated under the Securities Act, the price shown is based upon the average of the high and low sales prices reported for the registrant’s common stock on the American Stock Exchange on August 1, 2008, which was $2.125 per share.

EXPLANATORY STATEMENT

Metropolitan Health Networks, Inc. (the “Company”) has filed this registration statement to register under the Securities Act of 1933, as amended (the “Securities Act”) the offer and sale of an additional 3,000,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) pursuant to the Company’s Omnibus Equity Compensation Plan (the “Plan”). Effective upon the approval of the Company’s shareholders on June 26, 2008, the Plan was amended to increase the number of shares reserved for issuance thereunder from 6,000,000 shares to 9,000,000 shares. On February 24, 2005, the Company filed a registration statement on Form S-8 (File No. 333-122976) (the “Earlier Registration Statement”) to register the offer and sale of, among other things, 6,000,000 shares of the Common Stock pursuant to the Plan. Pursuant to General Instruction E to Form S-8, Item 1 and 2 of Part I and Item 4, 5, 6 and 9 of Part II of the Earlier Registration Statement are incorporated herein by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The contents of the following documents, which have previously been filed by the Company with the Securities and Exchange Commission, are hereby incorporated into this Registration Statement:

•	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

•	the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2008 and June 30, 2008;

•	the Company’s Current Reports on Form 8-K dated February 12, 2008, March 4, 2008, April 18, 2008, May 7, 2008 and July 1, 2008; and

•	the description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission on November 19, 2004.

Each document filed by the Company after the date hereof pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and shall be part hereof from the date of filing of such document. Any statement contained in a document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

A list of the exhibits included as part of this Registration Statement is set forth on the Exhibit Index immediately following the signature page hereto and is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the West Palm Beach, State of Florida, on this 5th day of August 2008.

METROPOLITAN HEALTH NETWORKS, INC.

By:	/s/ Michael M. Earley
Name:	Michael M. Earley
Title:	Chief Executive Officer and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the persons listed below in the capacities and on the dates indicated.

Each person whose signature appears below constitutes and appoints Michael M. Earley his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all pre-effective and post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying all that such attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Michael M. Earley	Chief Executive Officer and	August 5, 2008
Michael M. Earley	Chairman of the Board of Directors

/s/ Robert J. Sabo	Chief Financial Officer	August 5, 2008
Robert J. Sabo

/s/ David A. Florman	Director	August 5, 2008
David A. Florman

/s/ Martin W. Harrison, M.D.	Director	August 5, 2008
Martin W. Harrison, M.D.

Signature	Title	Date

/s/ Eric Haskell	Director	August 5, 2008
Eric Haskell

/s/ Karl M. Sachs	Director	August 5, 2008
Karl M. Sachs

/s/ Robert E. Shields	Director	August 5, 2008
Robert E. Shields

/s/ Barry T. Zeman	Director	August 5, 2008
Barry T. Zeman

EXHIBIT INDEX

Exhibit No.	Description
4.1	Articles of Incorporation of the Registrant, as amended (1)
4.2	Amended and Restated By-Laws of the Registrant (2)
4.3	Form of Company’s Common Stock Certificate (1)
5.1	Opinion of Hunton & Williams LLP*
10.1	Omnibus Equity Compensation Plan, as amended*
23.1	Consent of Grant Thornton LLP*
23.2	Consent of Kaufman, Rossin & Co., P.A.
23.3	Consent of Hunton & Williams LLP (included as part of Exhibit 5.1)*
24.1	Power of attorney (included on signature page to this Registration Statement)*

* Filed Herewith

(1) Incorporated by reference to the Company’s Registration Statement on Form 8-A filed with the Commission on November 19, 2004 (No. 001-32361).

(2) Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on September 30, 2004.